UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 1, 2026
BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas (Address of Principal Executive Offices)	66031 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 1, 2026, Christopher J. Reedy, Chief Executive Officer of Butler National Corporation (“Butler National”), sent an email to Butler National employees regarding a course of medical treatment he is currently undergoing following recent consultations with his physicians at the Mayo Clinic. A copy of the email is attached as Exhibit 99.1.
Mr. Reedy will continue serving as Chief Executive Officer and will remain actively engaged with Butler National’s operations, leadership team, and Board of Directors. While certain aspects of his treatment may periodically require time away from the office, Butler National’s executive leadership team and Board will continue working closely together to support ongoing operations, strategic initiatives, and long-term objectives.

Executive Chairman Jeffrey D. Yowell stated, “Chris is a valued leader and friend, and the Board fully supports him during this treatment process. Butler National has a strong leadership team in place, and we will continue working collaboratively to advance our operational and strategic priorities.”

Lead Independent Director Joseph P. Daly added, “We remain confident in Chris’ leadership and are appreciative of the support and commitment demonstrated across the Butler National management team during this period.”

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Email of Christopher J. Reedy, Chief Executive Officer of Butler National

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)

June 1, 2026 Date	/s/ Christopher J. Reedy Christopher J. Reedy (Chief Executive Officer, President and Secretary)